UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

December 29, 2022

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2999 N.E. 191st Street, Suite 610 , Aventura, FL 33180

(Address of principal executive offices and zip code)

(408) 467-1900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Market
Series B Junior Participating Preferred Stock Purchase Rights	IMMR	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 29, 2022, the Board of Directors (the “Board”) of Immersion Corporation, a Delaware corporation (the “Company” or “Immersion”), appointed Eric Singer as the Company’s President, Chief Executive Officer and Chairman of the Board, effective January 3, 2023 (the “Effective Date”), transitioning from his current role as Executive Chairman. Francis Jose, who had been serving as the Company’s Chief Executive Officer as well as its General Counsel, will continue to serve as the Company’s General Counsel.

In connection with the appointment of Mr. Singer as the Company’s President and Chief Executive Officer, Immersion entered into an offer letter with Mr. Singer dated December 30, 2022 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Singer will receive a starting annualized base salary of $795,000, retroactive to October 1, 2022. Additionally, Mr. Singer will receive a signing bonus of $100,000 to be paid on the first regular payroll date following the Effective Date, which he will be required to pay back on a pro rata basis if he voluntarily resigns or is terminated for Cause (as such term is defined in Mr. Singer’s Restated Change of Control Agreement) on or before the first anniversary of the Effective Date. Mr. Singer will continue to be eligible to receive an annual cash bonus pursuant to the Company’s executive bonus plan, which for 2023 will be targeted at 100% of his base salary, with the actual amount of the bonus based on the achievement of performance metrics established by the compensation committee of the Board. Mr. Singer will continue to be eligible to receive his existing 2022 bonus under the executive bonus plan based on his service as Executive Chairman.

In addition, the Offer Letter provides that (i) Mr. Singer will be granted restricted stock units to acquire 400,000 shares of the Company’s common stock under Company’s equity plan and (ii) while he serves on the Board, he will remain eligible to receive a restricted stock award at each annual stockholder meeting with the same grant date value and subject to the same vesting and other terms as other directors.

Mr. Singer also entered into an Amended and Restated Change of Control and Severance Agreement (the “Restated Change of Control Agreement”), which amends and restates the terms of the Change of Control and Severance Agreement previously entered into by Mr. Singer. Pursuant to the Restated Change of Control Agreement, Mr. Singer will be entitled, in the event that his employment is Involuntarily Terminated either before or following a Change of Control, to receive (i) a lump sum cash severance payment equal to 300% of his then effective base salary and target bonus (previously 200%); (ii) payments for COBRA premiums for up to 18 months, if an appropriate election is made, following his termination date (no change); and (iii) acceleration in full of any outstanding equity awards (no change). Additionally, the Restated Change of Control Agreement continues to provide that upon a Change of Control, Mr. Singer would be entitled to acceleration in full of any outstanding equity awards. Payment of the foregoing benefits continues to be conditioned upon execution of a general release of claims. All defined terms in this paragraph are as defined in the Restated Change of Control Agreement.

The foregoing description of the Offer Letter and Restated Change of Control Agreement is qualified in its entirety by reference to the full text of the Offer Letter and Restated Change of Control Agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Mr. Singer, age 48, has served as a member of our Board of Directors since March 2020 and has served as our Executive Chairman since August 2020. Since July 2019, Mr. Singer has served as a director of A10 Networks (ATEN), an application controller and firewall cloud security company, and has served as its lead independent director since September 2021. Mr. Singer was the founder and Managing Member of VIEX Capital Advisors, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Mr. Singer previously served on the boards of directors of Quantum Corporation, a video data storage and management company, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data, Support.com, Inc., a provider of tech support and support center services, Meru Networks, Inc., a Wi-Fi network solutions company, PLX Technology, Inc., a PCI Express and ethernet semiconductor company, and Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, among other companies. Mr. Singer holds a B.A. from Brandeis University.

There are no arrangements or understandings between Mr. Singer and any other persons pursuant to which he was selected to serve as President and Chief Executive Officer of Immersion. There are no family relationships between Mr. Singer and any previous or current officers or directors of Immersion, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Additionally, as of January 3, 2023, Elias Nader was appointed as the Lead Independent Director.

On December 29, 2022, the Compensation Committee (the “Committee”) of the Board of the Company certified that all financial target thresholds for bonus payouts under the Company’s cash incentive program for 2022 had been achieved, and approved bonus payout amounts to each of Eric Singer and Bill Martin at 150% of their base salary earned in 2022. These amounts equaled 150% of the potential bonus amount for each of Mr. Singer and Mr. Martin, with the additional 50% due to the extraordinary contributions of each individual during 2022.

Item 8.01 Other Events.

On December 29, 2022, the Board declared a special dividend in the amount of $0.10 per share, which will be payable, subject to any prior revocation, on January 30, 2023 to stockholders of record on January 15, 2023. This special dividend is in addition to the regular quarterly dividend in the amount of $0.03 per share announced by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2022.

Also, on December 29, 2022, the Board approved a stock repurchase program of up to $50 million of its common stock for a period of up to twelve months. Any stock repurchases may be made through open market and privately negotiated transactions, at such times and in such amounts as management deems appropriate, including pursuant to one or more Rule 10b5-1 trading plans adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Additionally, the Board authorized the use of any derivative or similar instrument to effect stock repurchase transactions, including without limitation, accelerated share repurchase contracts, equity forward transactions, equity option transactions, equity swap transactions, cap transactions, collar transactions, naked put options, floor transactions or other similar transactions or any combination of the foregoing transactions. The stock repurchase program was implemented as a method to return value to the Company’s stockholders. The timing, pricing and sizes of any repurchases will depend on a number of factors, including the market price of the Company’s common stock and general market and economic conditions. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares, and the program may be suspended or discontinued at any time.

In connection with the events described above, the Company issued a press release on January 3, 2023 entitled “Immersion Corporation Announces Management Changes” which is attached as Exhibit 99.1 and incorporated herein.

Forward Looking Statements

This Item 8.01 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are subject to involve risks and uncertainties. These forward-looking statements may be identified by terms such as “will,” “may,” “plans,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the anticipated special dividend amount and timing for payment thereof, and the anticipated amount, duration, methods, timing and other aspects of the stock repurchase program. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, any unforeseen need for capital which may require us to divert funds we may have otherwise used for the special dividend or the stock repurchase program, which may in turn negatively impact our ability to administer the special or quarterly dividends or make repurchases under the stock repurchase program. In addition, the timing and amount of future dividends, if any, and future stock repurchases, if any, will be made as management deems appropriate and will depend on a variety of factors including stock price, market conditions, corporate and regulatory requirements (including applicable securities laws and regulations and the rules of The Nasdaq Stock Market), any additional constraints related to material inside information the Company may possess, and capital availability. More information regarding these and other risks, uncertainties and factors is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this Form 8-K. All information in this Form 8-K is as of the date stated and unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Form 8-K or to report the occurrence of unanticipated events other than as required by law or regulation.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit Title
10.1	Offer Letter dated December 30, 2022 with Eric Singer
10.2	Amended and Restated Change of Control and Severance Agreement dated January 3, 2023 with Eric Singer
99.1	Press Release dated January 3, 2023 entitled “Immersion Corporation Announces Management Changes”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	January 3, 2023	By:	/s/ FRANCIS JOSE
		Name:	Francis Jose
		Title:	General Counsel